SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 11, 2010

ENTECH  SOLAR, INC.
(Exact Name of Registrant as specified in charter)

Delaware                                            001-34592                                         33-0123045
------------------------------------------------------------------------------------------------------
(State or other jurisdiction                 (Commission                                  (IRS Employer
        of incorporation)                               File Number)                          Identification No.)

                                           13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas                                                                                         76177
                                         ------------------------------------------------------------------------------                                                                                     -------------
                                                    (Address of principal executive offices)                                                                                                            (Zip Code)

Registrant's telephone number, including area code:   817/ 224-3600

                                                           N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

On November 11, 2010, the Board of Directors of Entech Solar, Inc. appointed Shelley Hollingsworth, age 49, as our Chief Financial Officer, effective immediately. Ms. Hollingsworth has over 25 years’ experience in all aspects of finance, accounting and administration in both private and public companies. She has been with Entech Solar, Inc. since June 2009, including most recently as Director of Financial Reporting.  Ms. Hollingsworth will also continue to serve as our Treasurer. From 2007 to 2009, Ms. Hollingsworth was an independent contractor providing finance and accounting services for a variety of companies including Entech Solar, Inc. Ms. Hollingsworth previously served as controller for Holigan Management Group, Inc. from 2004 to 2007. Ms. Hollingsworth holds a BBA from the University of Texas at Arlington and is a certified public accountant in the state of Texas.

Mr. Charles Michel resigned as Chief Financial Officer on November 11, 2010. Mr. Michel served as Chief Financial Officer of Entech Solar, Inc. pursuant to an Executive Services Agreement between Entech Solar, Inc. and SeatonHill Partners, LLC.  Mr. Michel has agreed to make himself available on a consulting basis from time to time to assist with financial and accounting matters, including the preparation and review of our future filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTECH SOLAR, INC.

By:	/s/ Shelley Hollingsworth
Chief Financial Officer

Dated: November 12, 2010